EXHIBIT 23.3

Consent of Expert

We consent to the use of and reference to our name in the Annual Report on Form 10-K of United Fire & Casualty Company (“United Fire”) for the year ended December 31, 2007 under the heading “Property and casualty insurance segment,” under “Reserves” and the headings “IBNR Reserves” and “Independent Actuary” under “Loss and Loss Settlement Expenses – Property and Casualty Insurance Segment.” We also consent to the incorporation by reference of such use and reference into the Registration Statements of United Fire described in the following table.

Registration Statement
Form	Number	Purpose

S-8	333-42895	Pertaining to United Fire’s employee stock purchase plan
S-8	333-63103	Pertaining to United Fire’s nonqualified employee stock option plan
S-8	333-107041	Pertaining to the United Fire Group 401(k) plan
S-8	333-129923	Pertaining to United Fire’s nonqualified non-employee director stock option and restricted stock plan

February 27, 2008	/s/ Steven J. Regnier
Regnier Consulting Group, Inc.
Steven J. Regnier, President